Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Form S-4 Registration Statement of Electro Scientific Industries, Inc. filed on January 31, 1997 of our report, dated February 28, 1996, except for Note 14 and Item B in Note 4 as to which the date is March 20, 1996, relating to the 1995 financial statements of Dynamotion/ATI Corp. and to the reference of our Firm under the caption "Experts" in the Proxy Statement/Prospectus.




MCGLADREY & PULLEN, LLP
Anaheim, California
January 31, 1997